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                                 EXHIBIT 99.1
                    PRESS RELEASE, DATED AUGUST 21, 1998.

FOR IMMEDIATE RELEASE                                 INVESTOR CONTACT:
---------------------                                    Suzanne DuLong
                                                      CIENA Corporation
                                                         (888) 243-6223
                                                           ir@ciena.com
                                                           ------------

                                                         PRESS CONTACT:
                                                           Denny Bilter
                                                      CIENA Corporation
                                                         (800) 921-1144



             CIENA ANNOUNCES AT&T DECISION RE 40 CHANNEL TESTING

LINTHICUM, MD - AUGUST 21, 1998 -- CIENA Corporation (NASDAQ: CIEN) today announced that it had been informed this morning by AT&T that AT&T will not pursue further evaluation of CIENA's DWDM systems.

In view of the timing of AT&T's decision, CIENA will adjourn its pending stockholder meeting, scheduled for today, at which stockholders are to vote on the proposed merger with Tellabs, Inc. The stockholder meeting will be reconvened on Wednesday, September 9 at 11:00 am Eastern time, at the Company's Linthicum offices.

The Company indicated it would have further comments soon, but wanted to disseminate news of the decision promptly.








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